UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 9, 2012

ROCK-TENN COMPANY
(Exact name of registrant as specified in charter)

Georgia	1-12613	62-0342590

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Thrasher Street, Norcross, Georgia	30071

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 448-2193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

As previously disclosed, on February 2, 2012, the Chancery Court of the State of Delaware entered a Final Order and Judgment approving a settlement (the “Settlement”) of the class action lawsuit (the “Class Action”) against Rock-Tenn Company (“RockTenn”), RockTenn CP, LLC (a wholly owned subsidiary of RockTenn that is the successor to Smurfit-Stone Container Corporation (“Smurfit-Stone”)), and former directors of Smurfit-Stone arising out of RockTenn’s acquisition of Smurfit-Stone. The Class Action and the Settlement are more fully described in RockTenn’s Quarterly Report on Form 10−Q for the period ending December 31, 2011.

The deadline for Class Members wishing to pursue quasi-appraisal to submit their Participation Amounts and Proofs of Claim pursuant to the Settlement (the “Participation Deadline”) occurred on April 9, 2012.  As of the Participation Deadline, RockTenn had received Proofs of Claim and Participation Amounts from individuals and entities seeking quasi-appraisal with respect to approximately 12,200 shares of Smurfit-Stone common stock.  The Participation Amounts received as of the Participation Deadline total approximately $265,000.  RockTenn continues to review the validity these claims and claimants’ calculations of their Participation Amounts, does not concede that any of these claimants are in fact entitled to participate in the Quasi-Appraisal Proceeding, and reserves the right to challenge any claimant’s participation in the Quasi-Appraisal Proceeding.  Additional Participation Amounts and Proofs of Claim postmarked on or before the Participation Deadline may continue to be received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 16, 2012

ROCK-TENN COMPANY
(Registrant)

		By:	/s/ Robert B. McIntosh
Name: Robert B. McIntosh

Title: Executive Vice President,
General Counsel and Secretary